UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): DECEMBER 27, 2011

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2011, Natural Alternatives International, Inc., a Delaware corporation (“NAI”), and Wells Fargo Bank, National Association (“Lender”), completed an extension of NAI’s credit and foreign exchange facilities with Lender. Under the terms of the extension, NAI’s credit and foreign exchange facilities with Lender were each extended from November 1, 2012 to November 1, 2013. As of the date of this report, the working capital line of credit balance was zero. All other terms of the credit and foreign exchange facilities remain in full force and effect.

The foregoing description does not purport to be complete and is qualified in its entirety by the First Amendment to Credit Agreement attached hereto as Exhibit 10.1, and the Revolving Line of Credit Note attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	First Amendment to Credit Agreement by and between NAI and Lender effective as of November 28, 2011.

10.2	Revolving Line of Credit Note made by NAI for the benefit of Lender dated November 28, 2011 in the amount of $5,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: December 30, 2011	By:	/s/ Ken Wolf
Ken Wolf
Chief Financial Officer